Consent of Independent Certified Public Accountants

     We have issued our report dated August 28, 1998 accompanying the financial statements of Van Kampen Merritt Insured Income Trust, Series 33 (Intermediate) and Series 34 as of July 31, 1998, and for the period then ended, contained in this Post-Effective Amendment No. 5 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".






                                        Grant Thornton LLP



Chicago, Illinois
November 23, 1998